UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2018

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4643 S. Ulster Street, Suite 970, Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable
Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Shareholders

U.S. Energy Corp. (the “Company”) held its annual meeting of shareholders on Tuesday, September 11, 2018, at 8:30 a.m. Mountain Time in Denver, Colorado. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s definitive proxy statement relating to the meeting, filed with the Securities and Exchange Commission on July 24, 2018 (the “Proxy Statement”), are as set forth below:

The following nominee for director was elected to serve until the 2021 annual meeting of shareholders and until his successor is elected or appointed and qualified:

Name of Director	Votes For	Withheld	Broker Non-Votes
John G. Hoffman	6,971,944	422,885	4,593,519

The shareholders voted to ratify the appointment of EKS&H LLLP as independent auditors for the 2018 fiscal year:

Votes For	Votes Against	Abstain
11,818,340	160,200	9,808

The result of the shareholders’ advisory vote on executive compensation (“say-on-pay”) was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,903,532	474,490	16,807	4,593,519

The shareholders also voted to approve an amendment to the U.S. Energy Corp. Amended and Restated 2012 Equity and Performance Incentive Plan as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,173,413	205,921	15,495	4,593,519

Item 9.01. Financial Statements and Exhibits

(d)

Exhibit No.	Description
10.1	U.S. Energy Corp. Amended and Restated 2012 Equity Performance and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 14, 2018	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer